Exhibit 31.2
CERTIFICATION
I, Brian Roberts, certify that:
     (1) I have reviewed this Quarterly Report on Form 10-Q/A of Insulet Corporation;
     (2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Brian Roberts
Brian Roberts
Chief Financial Officer
November 19, 2010